Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 20, 2021 in the Registration Statement (Form S-1) and related Prospectus of Theseus Pharmaceuticals, Inc. dated September 15, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 15, 2021